                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

                                                                   STATE OR
                                                                ORGANIZATION/
SUBSIDIARY                                                      INCORPORATION             OTHER NAMES USED
-----------------------------------------------------------  --------------------  -------------------------------
BM Center, LLC                                                     Delaware                     None
FMAC Star Fund, L.L.P.                                           Connecticut                    None
Red Lion G.P., Inc.                                                Delaware                     None
RLH Partnership, L.P.                                              Delaware                     None
SFT I. Inc.                                                        Delaware           Starwood Financial I (CA)
SFT II. Inc.                                                       Delaware          Starwood Financial II (CA)
SFT Bonds A, Inc.                                                  Delaware                     None
SFT-Ford City, Inc.                                                Delaware                     None
SFT-Port Charlotte, Inc.                                           Delaware                     None
SFT-Sun Valley, Inc.                                               Delaware                     None
SFT/RLH, Inc.                                                      Delaware                     None
SFT Venturer, LLC                                                  Delaware                     None
SFT Whole Loans A, Inc.                                            Delaware                     None
Starwood Cayman Bonds, Inc.                                        Delaware                     None
Starwood Cayman Bonds GP, Inc.                                     Delaware                     None
Starwood D.C., Inc.                                                Delaware                     None
Starwood/Denver Place, L.L.C.                                      Delaware                     None
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